Exhibit (m)(iii) under Form N-1A
                                             Exhibit (1) under Item 601/Reg. S-K


                                    EXHIBIT C
                                     to the
                                Distribution Plan

                         FEDERATED INSTITUTIONAL TRUST:

                Federated Intermediate Government/Corporate Fund

                          Institutional Service Shares

              This Amendment to the Distribution Plan is adopted as of the 20th day of May, 2005, by Federated Institutional Trust with respect to the Institutional Service Shares of the portfolio of the Trust set forth above.

              As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Institutional Shares of Federated Institutional Trust held during the month.

              Witness the due execution hereof this 1st day of June, 2005.



                                FEDERATED INSTITUTIONAL TRUST


                                By:  /s/ J. Christopher Donahue
                                ------------------------------------------------
                                Name:  J. Christopher Donahue
                                Title: President